                              U.S. $3,442,560,000

                      E. I. DU PONT DE NEMOURS AND COMPANY

                          Medium-Term Notes, Series G

                    Due 9 Months or More From Date of Issue


                                AGENCY AGREEMENT


                                                                   June 15, 1995


CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
New York, New York 10281-1323

J. P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Dear Sirs:

                 1. Introduction. E. I. du Pont de Nemours and Company, a Delaware corporation (the "Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Issuer for aggregate proceeds of up to U.S. $3,442,560,000 (or the equivalent thereof in one or more foreign currencies or currency units) aggregate principal amount of its medium-term notes registered under the registration statement referred to in Section 2(a) as evidenced by either (i) a medium-term note master note (the

"Master Note") or (ii) global or certificated medium-term notes (the "Note Certificates") in the forms filed by the Company with the Commission (as defined in Section 2(a) (any such medium-term notes, being hereinafter referred to as the "Securities"), subject to reduction as a result of certain other Registered Securities (as defined in Section 2(a)), other than the Securities. The Securities will be issued under an indenture dated as of June 1, 1992 (the "Indenture"), between the Issuer and Chemical Bank, as trustee (the "Trustee").

                 The Securities shall have the prices, maturity ranges, annual interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as it may be supplemented from time to time. The Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

                 2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each Agent as follows:

                 (a) A registration statement (No. 33-53327), including a prospectus, relating to debt securities of the issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

                 (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust

         Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented, will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

                 3.  Appointment as Agent: Solicitations as Agent.  (a)
Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. The Issuer may from time to time offer Securities for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Issuer shall not solicit offers to purchase Securities through any agent without amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment. The Issuer may accept offers to purchase Notes through an agent other than an Agent, provided that (i) the Issuer shall not have solicited such offers, (ii) the Issuer and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof.

                 (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to use its best efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

                 Upon receipt of notice from the Issuer as contemplated by
Section 4(b) hereof, each Agent shall suspend its solicitations of purchases of Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

                 The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of notice from the Issuer, the Agents will as promptly as practicable, but in no event later than one business day following such notice, suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or a Sunday and which in New York City is not a day on which banking institutions are authorized or required by law or regulation to close.

                 The Agents are authorized to solicit offers to purchase Securities denominated in U.S. dollars only in a minimum aggregate amount of $100,000 (or the equivalent thereof if any Securities are denominated in foreign currencies or currency units) and only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of Securities not denominated in U.S. dollars will be determined by the Issuer at the time of sale. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as Agent, subject to the following. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exer-cised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

                 The Issuer hereby agrees not to accept any offers for, or otherwise to enter into any agreement providing for, the purchase on any day of Indexed Securities or Dual Currency Securities having the same interest rate or interest rate formula, if any, stated maturity, date of issue and other terms unless the aggregate Face Amount of such Indexed Securities is equal to or greater than U.S. $2,500,000 (or, in the case of Indexed Securities with a Denominated Currency other than U.S. dollars, or, in the case of Dual Currency Securities with a Face Amount Currency other than U.S. dollars, the equivalent thereof in the Denominated Currency based upon the noon buying rate on the date the Issuer agrees to issue such Indexed Securities or Dual Currency Securities in New York City for cable transfers in such Denominated Currency or the Face Amount Currency, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York). Each Agent, in soliciting Indexed Securities or Dual Currency Securities, will undertake to market such Securities subject to the minimum aggregate amount described in the preceding sentence. In addition, each of the Agents and the Issuer hereby agrees not to market any Indexed Securities or Dual Currency Securities as being or having the characteristics of a futures contract or a commodity option, except to the extent necessary to describe the operation of the instrument or to comply with the applicable disclosure requirements. For purposes of this Section 3(b), the term Indexed Securities shall mean all Securities the amount of principal of which payable at maturity is to be determined by reference to a specified currency, currency unit, commodity or financial or non-financial index or indices. For purposes of this Section 3(b), the term Dual Currency Securities shall mean all Securities as to which the Issuer has the option of making each scheduled payment of principal and interest due on such Securities in either the Face Amount Currency specified in the applicable Pricing Supplement or the Optional Payment Currency specified therein.

                 In addition, as a condition precedent to any issuance of Indexed Securities or Dual Currency Securities, each Agent which has acted as the Presenting Agent with respect to such Indexed Securities or Dual Currency Securities agrees it will deliver to the Issuer on the date the Issuer proposes to agree to the sale of such Indexed Securities or

Dual Currency Securities a letter, in form reasonably satisfactory to the Issuer, stating that the Commodity-Independent Yield of such Indexed Securities or Dual Currency Securities equals at least 50%, but not more than 150%, of the estimated annual yield at the time of issuance for a comparable nonhybrid debt instrument issued by the Issuer. For purposes of this Section 3(b), the term "Commodity-Independent Yield" shall have the meaning assigned to that term in the Statutory Interpretation Concerning Certain Hybrid Instruments issued by the U.S. Commodity Futures Trading Commission on April 11, 1990.

                 Each Agent agrees that it will serve as the Option Value Calculation Agent for any Dual Currency Securities for which it agrees to solicit offers or that it agrees to purchase.

                 No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Issuer until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

                 (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

                 (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures shall be set forth in the order for authentication and delivery provided by the Issuer to the Trustee pursuant to the Indenture, a copy of which shall be provided by the Issuer to the Agents at the Closing, which procedures shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

                 (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

                 4. Certain Agreements of the Issuer. The Issuer agrees with the Agents that it will furnish to Cravath, Swaine & Moore, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto but only if such documents have not, prior to the date hereof, been received by Cravath, Swaine & Moore and that, in connection with each offering of Securities:

                 (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuer will also advise each Agent of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent to suspend solicitation of purchases of the Securities; and, if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection
         (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                 (c) The Issuer, during the period when a prospectus relating to the Securities is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, during such period referred to in the immediately preceding sentence, concurrently with the time at which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained in such announcement to each Agent, confirmed in writing. The Issuer will immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer by Moody's Investor Service, Inc. or Standard & Poor's Corporation as soon as the Issuer learns of such downgrading.

                 (d) As soon as practicable, the Company will make generally available to its security holders and to each of the Agents an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (e) The Issuer will furnish to each Agent one copy of the Registration Statement, including all exhibits and copies in such quantities as are reasonably requested of any related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available.

                 (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Issuer and the Agents shall mutually agree and will continue such qualifications in effect so long as required for the distribution.

                 (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders.

                 (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Issuer and such Agent shall mutually agree and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for expenses incurred in distributing the Prospectus and all supplements thereto and any preliminary prospectuses to each Agent and for the reasonable fees and disbursements of counsel to the Agents.

                 5. Conditions of Obligations. The obligation of each Agent, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

                 (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

                 (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which is material or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not mislead-ing.

                 (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the reasonable judgment of such Agent, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Securities or any other debt securities of the Issuer by Moody's Investors Services, Inc. or Standard & Poor's Corporation; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market, if, in the reasonable judgment of such Agent, the effect of any such suspension makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales, of Securities; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales, of Securities.

                 (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of the General Counsel or any Assistant General Counsel of the Issuer, to the effect that:

                          (i) the Issuer has been duly incorporated and is an
                 existing corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the ownership or leasing of its properties or in which the conduct of its business requires such qualification except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the business or properties of the Issuer;

                          (ii) the Indenture has been duly authorized, executed
                 and delivered by the Issuer and has been duly qualified under the Trust Indenture Act;

                          (iii) the Note Certificates and the Securities have
                 been duly authorized and (A) the Indenture constitutes, and
                 (B) when any Note Certificate has been executed, authenticated and issued and any security has been issued and delivered against payment therefor in accordance with the Indenture and this Agreement, such Note Certificate and Security will constitute valid and legally binding obligation of the Issuer, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws relating to or affecting creditors' rights and to general equity principles; and the Note Certificates and Securities conform to the description thereof contained in the Prospectus (subject to insertion or incorporation by reference into the Note Certificates and Securities of the maturity date, interest rate and other terms thereof which will be described in supplements to the Prospectus);

                          (iv) the Master Note and the Securities to be
                 evidenced thereby have been duly authorized and (A) the Indenture constitutes, and (B) when the Master Note has been executed, authenticated and deposited with, or on behalf of, the Depositary (as defined in the Prospectus Supplement) and
                 (c) registered in the name of The Depositary or its nominee, (in each case in accordance with the Indenture and this Agreement) and any Security has been issued and delivered against payment in accordance with the Indenture and this Agreement, such Master Note and Securities will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws relating to or affecting creditors' rights and to general equity principles; and the Master Note and Securities conform to the description thereof contained in the Prospectus (subject to insertion or incorporation by reference into the Master Note and the Securities of the Maturity date, interest rate and other terms thereof which will be described in supplements to the Prospectus);

                          (v) the Registration Statement has become effective
                 under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, appear on their face to be appropriately responsive in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement, as of its effective date, or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                          (vi) no consent, approval or authorization from any
                 regulatory board, agency or instrumentality within the United States having jurisdiction over the Issuer (other than registration under the Act and qualification under state securities or Blue Sky laws), is necessary for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer;

                          (vii) the issuance of the Master Note and the
                 issuance, sale and delivery of the Securities in accordance with the Indenture and the sale thereof in accordance with the terms of this Agreement, and compliance with the terms and provisions thereof, do not and will not result in any violation of any of the terms or provisions of the Issuer's Certificate of Incorporation or Bylaws, or of any indenture, mortgage or other agreement known to such counsel by which the Issuer or any of its properties is bound or any statute, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Issuer of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer; and

                          (viii) this Agreement has been duly authorized,
                 executed and delivered by the Issuer and is the valid and binding agreement of the Issuer.

                 (e) At the Closing Date, the Agents shall also have received an opinion dated the Closing Date, of David S. Poston, Esq., Senior Counsel of the Issuer, confirming as his opinion the statements set forth in the Prospectus under the caption "United States Taxation".

                 (f) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, any Vice Chairman, any Senior Vice President, the Vice President and Treasurer, the Vice President and Controller and any Assistant Treasurer of the Issuer in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct; (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

                 (g) At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of Price Waterhouse in form and substance satisfactory to the Agents, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                 (h) The Agents shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (i) The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                 6. Additional Covenants of the Issuer. The Issuer agrees that:

                 (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement. The Issuer will inform any Agent promptly upon such Agent's request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

                 (b) (i) Each time that the Registration Statement or the Prospectus shall be amended or supplemented pursuant to a filing by the Issuer of an Issuer's (A) Quarterly Report on Form 10-Q for such period, (B) Annual Report on Form 10-K for such period or (c) Current Report on Form 8-K, the Issuer shall, concurrently with such amendment or supplement, furnish the Agents with a certificate, dated the date of delivery thereof, of any of the Chairman of the Board, any Vice Chairman, any Senior Vice President, the Vice President and Treasurer, the Vice President and Controller and any assistant Treasurer of the Issuer in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such time and except that the statements contained in the certificate covering the matters set forth in clause (ii) of
         Section 5(e) shall be deemed to relate to the time of delivery of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate; and (ii) in addition, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to (A) any offering of Securities providing solely for the specification of a change in the maturity dates, interest rates, issuance prices or other similar terms of any Securities or (B) any offering of Registered Securities other than the Securities), the Issuer shall, upon the request of any Agent, concurrently with such amendment or supplement furnish the Agents with a certificate to the same effect as the certificate referred to in the preceding clause (i).

                 (c) At each Representation Date referred to in Section 6(b)(i), the Issuer shall, and at each Representation Date referred to in Section 6(b)(ii) the Issuer shall, upon the request of any Agent, concurrently furnish the Agents with a written opinion or opinions dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date; provided, however, that, in lieu of such opinion or opinions, counsel may furnish the Agents with a letter or letters to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation
         Date).

                 (d) At each Representation Date referred to in Section 6(b)(i) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall, and at each Representation Date referred to in Section 6(b)(ii) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall, upon the request of any Agent, cause Price Waterhouse concurrently to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(g) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be agreed upon by the Agents.

                 (e) On each settlement date for the sale of Securities, the Issuer shall, if requested by an Agent that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion of counsel of the Issuer, (who may be the General Counsel, any Assistant General Counsel, any Associate General Counsel or any Corporate or Senior Counsel of the Issuer) dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (i) and
         (ii) of Section 5(d) hereof, but modified, as necessary, to relate to the Prospectus as amended or supplemented at such settlement date and except that such opinion shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (ii) of Section 5(d) hereof, and conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

                 (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities, to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6,
         (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(c) on behalf of any other such person, and (iii) in the event of a proposal to downgrade the Securities or any other debt securities of the Issuer by Moody's Investors Services, Inc. or Standard & Poor's Corporation, a reasonable determination by the Issuer, after discussion with the Agents of such proposal, that the existence of such proposal does not materially impair the investment quality of the Securities.

                 7. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Agent has notified the Issuer in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

                 (b) Each Agent will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of the Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse the Issuer and each such director, officer or controlling person any legal or other expenses reasonably incurred by the Issuer and each such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Agent will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Agent has notified the Issuer in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

                 (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                 (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action and were sold as a result of a solicitation made by, or offer to purchase received by, such Agent (before deducting expenses) received by the Issuer bear to the total commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all the Agents pursuant to this agreement, and not joint.

                 8. Status of Each Agent. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section
11), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason and shall not be obligated to disclose the identity of any purchaser or potential purchasers under any circumstances. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

                 9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either
(i) at a time when any Agent shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(e), 4(f), 6(a), 6(e), and 6(f) and, in the case of a termination occurring as described in (ii) above, under Section 3(c) and under the last sentence of Section 8, shall also remain in effect.

                 10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

                 11. Purchases as Principal. From time to time, any Agent may agree with the Issuer to purchase Securities from the Issuer as principal, in which case such purchase shall be made, unless otherwise agreed by the Issuer and such Agent, in accordance with the terms of a separate agreement (a "Purchase Agreement") to be entered into among such Agent and the Issuer in the form attached hereto as Exhibit B. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement. In connection with any resale of the Securities purchased by the Agents, the Agents may use a selling or dealer group that may reallow any portion of the commission payable pursuant thereto to dealers or purchasers.

                 13. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to CS First Boston Corporation shall be directed to it at Park Avenue Plaza, New York, New York 10055, Attention: Short and Medium-Term Financing Department; notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention:
Registration Department; notices to Merrill, Lynch, Pierce, Fenner & Smith, Incorporated shall be directed to it at World Financial Center, North Tower, New York, New York 10281, Attention: Medium-Term Note Product Management, Pat Hannon; notices to J. P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York 10260, Attention: Maria Sramek; Morgan Stanley & Co. Incorporated shall be directed to it at 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Continuously Offered Products, with a copy to Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York 10020, Attention: Investment Banking Information Center, Peter Cooper and notices to the Issuer shall be directed to it at 1007 Market Street, Wilmington, Delaware 19898, Attention: Assistant Treasurer, Treasury Division; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

                 14. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                 If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.


                                                  Very truly yours,


                                                  E. I. DU PONT DE NEMOURS AND
                                                  COMPANY,

                                                  By____________________________
                                                     Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

CS FIRST BOSTON CORPORATION,

By__________________________
  Title:

____________________________
(GOLDMAN, SACHS & CO.)


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

By__________________________
  Title:


J. P. MORGAN SECURITIES INC.,

By__________________________
  Title:


MORGAN STANLEY & CO. INCORPORATED,

By__________________________
  Title:

                                                                       EXHIBIT A



                 The Issuer agrees to pay each Agent a commission equal to the following percentage of the principal amount of Notes sold to purchasers solicited by such Agent:


                                             Commission Rate
                                          (as a percentage of
              Term                         principal amount)
              ----                        --------------------
9 months to less than 12 months                    .125

12 months to less than 18 months                   .15

18 months to less than 24 months                   .20

24 months to less than 30 months                   .225

30 months to less than 3 years                     .25

3 years to less than 4 years                       .30

4 years to less than 5 years                       .40

5 years to less than 6 years                       .45

6 years to less than 7 years                       .475

7 years to less than 8 years                       .50

8 years to less than 9 years                       .525

9 years to less than 10 years                      .55

10 years to less than 20 years                     .60

20 years to 30 years                               .75

Greater than 30 years                      to be negotiated
                                           at time of sale


                                                                       EXHIBIT B





                               PURCHASE AGREEMENT


                                                                       , 19


E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

Attention:  Vice President and Treasurer

                 1. The undersigned agrees to purchase the following principal amount of the Notes described in the Agency Agreement dated June 15, 1995 (the "Agency Agreement"):

         Specified Currency:
         Principal Amount:                      $
         Interest Rate or Formula:                 %
         Maturity Date:
         Discount or Premium:                      % of Principal Amount
         Price to be paid to
          Issuer (in immediately
          available funds):                     $
         Settlement Date:
         Redemption Terms, if any:
         Repayment:
         Number of days during
          which certain securities
          of the Issuer specified
          in paragraph 5 cannot be
          sold:

         [Additional Terms]


                 2. Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent or Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

                 3. This Agreement incorporates by reference Sections 4 (except Section 4(h) as that paragraph relates to the Issuer's responsibility to pay for the reasonable fees and disbursements of counsel to the Agents), 6, 7, 12 and 13 of the Agency Agreement, the first and last sentences of Section 9 thereof and, to the extent applicable, the Procedures. Notwithstanding the foregoing, if this Agreement shall be terminated by the Agent because of any failure or refusal on the part of the Issuer to comply with the terms or fulfill any of the conditions of this Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Agreement, the Issuer will reimburse the Agent for the reasonable fees and expenses of its counsel incurred in connection with the purchase of Securities hereunder. You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

                 4. Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof (as incorporated herein by reference). Our obligation hereunder is also subject to the following conditions:

                 (a) the satisfaction, as such Settlement Date, of each of the conditions set forth in subsections (a) and (d) through (g) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relates to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date and except that the opinion described in
         Section 5(d) of the Agency Agreement shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (ii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement date); and

                 (b) neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall, in the reasonable opinion of any Agent, contain any untrue statement of fact which is material or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                 (c) there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in our judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Issuer's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or any proposal to downgrade such rating or any public announcement that any such organization has under surveillance or review its rating of the Securities or any other debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market if, in the judgment of the undersigned, the effect of any such suspension makes it impracticable or inadvisable to proceed with solicitations of purchases of, or sales of Securities; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

                 5. In further consideration of our agreement hereunder, you agree that from the date hereof for the number of days specified in paragraph 1 hereof (not to extend beyond the above Settlement Date), you will not offer or sell, or enter into any agreement to sell, or announce the proposed issuance or sale of any debt securities of the Issuer, including the Securities, with terms substantially similar to the Securities being purchased pursuant hereto, other than borrowings under your revolving credit agreements and lines of credit and issuances of your commercial paper.

                 6. If our purchase of the above Securities is not consummated other than because of our default or for any reason other than the occurrence of an event described in clause (iii), (iv) or (v) of Section 4(c) above, you shall remain responsible for the expenses to be paid or reimbursed by you pursuant to Section 4(h) of the Agency Agreement as incorporated herein and, in any event, the respective obligations of you and the undersigned pursuant to Section 7 of the Agency Agreement incorporated by reference herein shall remain in effect.

                 7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.


                                                [INSERT NAME OF PURCHASER]

                                                  By _________________________
                                                     Title:

CONFIRMED AND ACCEPTED,
as of the date first
above written:

E. I. DU PONT DE
NEMOURS AND COMPANY

   By    ___________________
         Title: